Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DALIAN SEAFOOD ENTERPRISES INC.
(Name of small business issuer in its charter)

Nevada	5700
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

21-2-6-1 Jin Hai Hua	Business Filings Incorporated
Yuan Dong Yuan	6100 Neil Road, Suite 500
XiGangQu District, DaLian	Reno, Nevada 89511
LiaoNing, China 116000	(800) 550-6724
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.05	$100,000	$11.61

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

DALIAN SEAFOOD ENTERPRISES INC.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Regulatory Authority. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share.  In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you with interest and without deduction of any kind.  We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at RBC Royal Bank, 17/F Cheung Kong Center, 2 Queen’s Road, Central Hong Kong.  Its telephone number is (+852) 2848-1388.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only one of our officers and sole director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

There are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Xinzou Wang, our Vice President.  Mr Wang will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.04	$0.01
Per Share - Maximum	$0.05	$0.02	$0.03
Minimum	$50,000	$40,000	$10,000
Maximum	$100,000	$40,000	$60,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on June 29, 2010.  We are a development stage corporation engaged in the retail sale of sea food from China to residents of China.  Primarily we intend to sell sea food products via the Internet to residents of China.

We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from one of our officers and sole director to fund operations.

Our administrative office is located at 21-2-6-1 Jin Hai Hua, Yuan Dong Yuan, XiGangQu, Dalian, China 116000 and our telephone number is 86-130-505-00108. Our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our mailing address is the same as our administrative office, at 21-2-6-1 Jin Hai Hua, Yuan Dong Yuan, XiGangQu, Dalian, China 116000.

Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

We have no current plans, proposals or arrangements, written or otherwise, to abandon the cultivation of our claim and either enter into a different line of business or to complete a business combination transaction with another company.

Zhihua Zhang, our sole director and our principal executive officer and principal financial officer, and Inzou Wang our vice president did not agree to purchase shares of Dalian Seafood or serve as an officer or director of Dalian Seafood due to a plan, agreement, or understanding that she would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 of common stock and a maximum of 2,000,000 shares of common stock, par value $0.0001.
Offering price per share	$0.05
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $10,000, assuming the minimum number of shares are sold. Approximately $60,000, assuming the maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after the offering if all of the shares are sold	12,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	April 30, 2011	July 31, 2010
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$7,450	$10,000
Total Liabilities	$22,389	$5,100
Stockholders’ Equity (Deficit)	$(14,939)	$4,900

		From Inception
	For the	(June 29, 2010)
	Nine Months Ended	Through
	April 30, 2011	July 31, 2010
	(Unaudited)	(Audited)
Income Statement
Revenue	$0	$0
Total Expenses	$19,839	$5,100
Net Loss	$(19,839)	$(5,100)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with DALIAN SEAFOOD ENTERPRISES INC.

1. Because our auditors have issued a going concern opinion and because one of our officers and sole director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because one of our officers and sole director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in June 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $24,939 of which $15,000 is for legal fees, $4,500 is for audit fees $4,500 is for professional services and $939 is for filing fees and general office expenses.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*           completion of this offering
*           our ability to locate distributors who will sell their products to us
*           our ability to attract customers who will buy our products
*           our ability to generate revenues through the sale of our products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause us to suspend or cease operations.

3. We have no customers and we cannot guarantee we will ever have any. Even if we obtain customers, there is no assurance that we will make a profit.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any. Even if we obtain customers, there is no guarantee that we will be able to locate our customers who will buy our products. If we are unable to attract enough suppliers to offer their products for resale to us to offer our customers, or enough customers to buy the products from us and our website to operate profitably we will have to suspend or cease operations.

4. We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We have not started our business. We need the proceeds from this offering to start our operations.  If the minimum of $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin operations.  It will also enable us to initiate development on our website, begin the gathering of information for our database, initiate the development of our marketing program.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

5. Because we are small and do not have much capital, we must limit marketing our services to customers and suppliers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our products.  The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6. Because our officers and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting suppliers and customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our officers and sole director will only be devoting limited time to our operations.   They will each be devoting approximately 15 hours per week of their time to our operations.  Because they will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

7.  Because our officers and sole director have limited formal training or experience in financial accounting and management,  there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Zhihua Zhang, our president and sole director and Xinzou Wang, our vice president, have limited formal training and experience in financial accounting and management, however, Ms. Zhang is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While Ms. Zhang has limited formal training in financial accounting matters and no previous experience with U.S. companies or U.S. Generally Accepted Accounting Principles, she has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them.  Should she not have sufficient experience, she may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors will be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

8.  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or one of our officers and sole director misappropriate the funds for their own use, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Further, sole officer and director will have the power to appropriate the money we raise.  As such, they could withdraw the funds without your knowledge for their own use.  If that happens, you will lose your investment and your funds will be used to pay creditors.

9.  Since our headquarters are located in China  and our assets and key personnel are located in China, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this prospectus.

While we are organized under the laws of State of Nevada, our headquarters, assets, and sole officer and director are located outside the United States.  As a result, it may be impossible for you to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws.  In addition, a Chinese court may not permit you to bring an original action in China or to enforce in China a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

10.  Because we do not maintain any product liability insurance, if we are sued by a person injured by a defective product we sell, we could cease operations.

We do not maintain any product liability insurance.  As a result, if someone is injured as a result of using furniture we sell, we could be sued.   If we do not have funds to defend the suit or if a large judgment is rendered against us, we could be forced to cease operating and you could lose your investment.

11.  A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause to cease doing business.

Our operations depend entirely on the Internet.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

Risks associated with this offering:

12.   Because one of our officers and sole director who is also our sole promoter, will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Even if we sell all 2,000,000 shares of common stock in this offering, Zhihua Zhang will still own 10,000,000 shares of our common stock and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Zhang will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

13.   Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

14.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a $50,000 minimum $100,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if $50,000, $75,000, and $100,000 is raised in this offering.

	$50,000	$75,000	$100,000
Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$40,000	$40,000	$40,000
Net proceeds	$10,000	$35,000	$60,000

The net proceeds will be used as follows:

Website development	$2,500	$5,000	$10,000
Marketing and advertising	$3,000	$20,000	$35,000
Licenses	$1,000	$1,000	$1,000
Processing Order	$3,500	$9,000	$14,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees. A portion of the proceeds of this offering will be paid to Ms. Zhang to reimburse Ms. Zhang for advances she made for legal services, accounting fees, fees due the transfer agent, printing expenses, and filing fees for this offering. Of the total amount of $17,889 advanced by Ms. Zhang to date, $15,000 related to the expenses of this offering and will be repaid from the proceeds of the offering and are included in the “Offering expenses” set forth above $2,889 did not relate to the foregoing items and accordingly will not be repaid from the proceeds of the offering.  The foregoing $2,889 is in addition to the $10,000 Ms. Zhang paid for her 10,000,000 shares of common stock.  With respect to the items not related to this offering, Ms. Zhang has agreed to accept repayment when we have sufficient funds to do so.

We have allocated between $2,500 and $10,000 for our website.  If we raise the maximum, we intend to create the ability to sell advertising on the website.  Also, the difference in funds allocated is related to the quality of the website we develop.  We intend to retain the services of a professional web site developer to create our website.

We have allocated between $6,500 and $49,000 for marketing.  We believe that the more we advertise, the more potential buyers of our seafood products we can attract.

We have allocated $1,000 for our licensing fees.

We have allocated between $3,500 to $14,000 to process the order.  The primary cost related to processing is packaging and shipping the seafood to the customer via an overnight delivery service.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history;
*	the proceeds to be raised by the offering;
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders; and,
*	our relative cash requirements.

DILUTION OF THE PRICE PUBLIC SHAREHOLDERS PAY FOR THEIR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares public shareholders purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2011, the net tangible book value of our shares of common stock was $(14,939) or approximately $0.0001 per share based upon 10,000,000 shares outstanding.

If 2,000,000 Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 12,000,000 shares to be outstanding will be $45,061 or approximately $0.0051 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0050 per share without any additional investment on their part.  Public shareholders will incur an immediate dilution from $0.05 per share to $0.0051 per share.

After completion of this offering, if 2,000,000 shares are sold,  public shareholders  will own approximately 16.67% of the total number of shares then outstanding for which  public shareholders  will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholder will own approximately 83.33% of the total number of shares then outstanding, for which she has made contributions of cash totaling $10,000 or approximately $0.001 per share.

If 1,500,000 Shares Are Sold:

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 11,500,000 shares to be outstanding will be $20,711 or approximately $0.0032 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0031 per share without any additional investment on their part.  Public shareholders will incur an immediate dilution from $0.05 per share to $0.0032 per share.

After completion of this offering, if 1,500,000 shares are sold,  public shareholders  will own approximately 13.04% of the total number of shares then outstanding for which  public shareholders  will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholder will own approximately 86.96% of the total number of shares then outstanding, for which she has made contributions of cash totaling $10,000 or approximately $0.001 per share.

If the 1,000,000 Shares Are Sold:

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 11,000,000 shares to be outstanding will be $(5,039), or approximately $0.0010 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0009 per share without any additional investment on their part.  Public shareholders will incur an immediate dilution from $0.05 per share to $0.0010 per share.

After completion of this offering, if 1,000,000 shares are sold,  public shareholders  will own approximately 9.09% of the total number of shares then outstanding for which  public shareholders  will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholder will own approximately 90.91% of the total number of shares then outstanding, for which she has made contributions of cash totaling $10,000 or approximately $0.001 per share.

The following table compares the differences of public shareholders’ investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.05
Net tangible book value per share before offering	$0.0001
Potential gain to existing shareholders	$0.0050
Net tangible book value per share after offering	$0.0051
Increase to present stockholders in net tangible book value per share
after offering	$0.0050
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	12,000,000
Percentage of ownership after offering	83.33%

Purchasers of Shares in this Offering if 2,000,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0449
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	16.67%

Purchasers of Shares in this Offering if 1,500,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0468
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	11.76%
Percentage of capital contributions by new investors	88.24%
Percentage of ownership after offering	13.04%

Purchasers of Shares in this Offering if 1,000,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0490
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	16.67%
Percentage of capital contributions by new investors	83.33%
Percentage of ownership after offering	9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at RBC Royal Bank, 17/F Cheung Kong Center, 2 Queen’s Road, Central Hong Kong.  Its telephone number is (+852) 2848-1388.  The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds and use them as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us.

If we do not receive the minimum amount of $50,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you with interest and without a deduction of any kind. We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	an extension of the date by which we must sell the minimum number of shares;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;

If any of the foregoing events occur, we will file a post-effective amendment to this registration statement, including updated disclosure and financial statements where necessary, and we will return at least contemporaneously with the filing of the post-effective amendment, all investor proceeds.

We will sell the shares in this offering through Xinzou Wang, our vice president.  He will receive no commission from the sale of any shares.  He will not register as a broker/dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.  The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Wang is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer.  He is and will continue to be our vice president at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings.  We will not utilize the Internet to advertise our offering.  Mr. Wang will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the offering.  No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

All of our shares of common stock will be sold outside the United States of America.  No shares of our common stock will be sold inside the United States of America.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder.  They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items.  The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever.  Again, the application of the penny stock rules may affect your ability to resell your shares.  The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 270 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “DALIAN SEAFOOD ENTERPRISES INC.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a start-up corporation and have not yet generated or realized any revenues from our business operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

This is because we have not generated any revenues and no revenues are anticipated until we complete this public offering, develop our website, and begin selling seafood.   We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website.   Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.  Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months.  We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to maintain operations for twelve months, but we cannot guarantee that once we begin operations we will stay in business after twelve months.  If we are unable to secure enough suppliers of seafood at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy.   If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy.

If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph.   Other than as described in this paragraph, we have no other financing plans.

Milestones

The following are our milestones:

1.
Developed our website on a test server.  We have allocated between $2,500 and $10,000 for expenses related to creating our website.  We believe our website will be operational within the next 30 days.  We are studying to initially launch on alibaba.com.

2.
Establish relationships with fishermen located in Dalian, China.  Our plan is to acquire the seafood directly from fishermen on the Dalian docks and transport the seafood to purchasers in China.  There is no cost related to his item.  Mr. Wang is well acquainted with fishermen in Dalian.  We believe it will take not more than 30 days to have the relationships in place.

3.
Marketing.  In addition to our websites, we will develop an aggressive marketing program of advertising in newspapers, culinary publications and magazines.   The more money we raise, the more we will advertise.  We have allocated between $3,000 and $35,000 for advertising.

4.	Processing. We have allocated between $3,500 and $14,000 for processing an order. This includes packaging and shipping the order to customers throughout China.

There are no events or circumstances that would cause the timeline for our milestones to changes.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have to buy seafood and sell seafood in a manner that will allow us to generate a profit from each sale.  To do that, we have to establish relationships with fishermen in Dalian China and sell our products to customers located throughout China.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Zhihua Zhang, one of our officers and sole director, has agreed to advance funds as needed until the public offering is completed or failed.  The foregoing agreement is oral, there is nothing in writing to evidence the same. While Ms. Zhang has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same.  Accordingly, we will have no right of action against Ms. Zhang should she not advance the funds we need until the public offering is completed.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can’t raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Whether we raise the minimum amount or maximum amount, it will last a year. Other than as described in this paragraph, we have no other financing plans.

Since inception, we have issued 10,000,000 shares of our common stock to our president and sole director and received $10,000.

We issued 10,000,000 shares of common stock to one of our officers and sole director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The purchase price of the shares was $10,000. This was accounted for as an acquisition of shares. Zhihua Zhang covered our initial expenses of $17,889 including incorporation, fees for registering the claim. The amount owed to Ms. Zhang is non-interest bearing, unsecured and due on demand. Further, the agreement with Ms. Zhang is oral and there is no written document evidencing the agreement.

As of April 30, 2011, our total assets were $7,450 and our total liabilities were $22,389.

BUSINESS

General

We intend to sell seafood via the Internet to residents of China.

Our Office

Our office is located at 21-2-6-1 Jin Hai Hua, Yuan Dong Yuan, XiGangQu, Dalian, LiaoNing, China 116000. This is our mailing address as well. Our telephone number is 86-130-505-00108.  This is Ms. Zhiang’s office.  We use this space on a rent free basis.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause its plans to change.

We have not begun operations and will not begin operations until we completed this offering.  Our plan of operation is forward looking and there is no assurance that we will ever begin operations.  Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to sell seafood to residents of China via the Internet.  Our specific plan is to sell seafood to residents of China by acquiring the seafood from fishermen in Dalian China.  In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

Products

Our products will be comprised of seafood, flash frozen by fishermen operating out of Dalian, China.  The products are readily available on the docks.  We will purchase the seafood from the fishermen and ship directly to our customers by overnight delivery services.  Aquaculture is well developed in Dalian, exporting seaweed, scallops, sea urchins and others to Japan, Korea and other countries.  We do not intend to export products, but sell them internally in China.

Website

We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website.   We intend to create and maintain a website which will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cybercash support and macromedia flash.  The foregoing will allow us to make retail sales of furniture products, promote our products in an effective manner, and communicate with our customers on-line.

The website is intended to be a destination site for Chinese residents seeking to acquire fresh frozen seafood.  We intend to develop relationships with fishermen in Dalian which will allow us a wide supply of seafood in order to fill customer orders.  Initially we intend to promote seaweed, scallops, and sea urchins, however we do intend to expand our product base.  We also intend to source out a large network of suppliers all related to the seafood business so that other domestic purchasers of seafood, such as restaurants and hotels will be able to buy all of their products from our website.  The site will offer a large array of products and by becoming a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced products.  We intend to continually source out and negotiate strategic relationships with fishermen and offer their products on our website.

We also believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

Database

We intend to develop and maintain a database of all current customers and suppliers.  It will include the customer’s name, address, telephone number, item purchased and additional information we hope to obtain through the use of a questionnaire.    The questionnaire will ask questions related to the customer’s seafood likes and dislikes, and previous shopping experiences.  The more information that we can obtain from a customer, the more we can know the customer and the more information we will have in order adjust our marketing and sales programs.  The cost of the data base is relative to the amount of information we acquire and our ability to analyze the information.  The same applies to the suppliers.  Suppliers will be interested in the feedback we receive from our customers.  It should give suppliers feedback on their seafood.

Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in June 2010.  At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based retailer focused on the distribution of seafood.

The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Convenient Shopping Experience

Our online store will provide customers with an easy-to-use Web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver a selection of seafood products to customers throughout China and in rural or other locations that do not have convenient access to physical stores.

Customer Service

We intend to provide a customer service department via email where consumers can resolve order and product questions.   We do not intend to offer a money back guaranty because of the perishable nature of seafood.  We may, on a case-by-case basis, offer refunds depending upon the specific facts of the case.

Online Retail Store

We intend to design our Internet store to be a place for individual consumers to purchase our line of products.

Shopping at our Online Store

Our online store will be located at www.dalianseafood.com.  We believe that the sale of seafood on the Internet can offer attractive benefits to consumers.  These include enhanced selection, convenience, quality, ease-of-use, depth of content and information and competitive pricing.  Key features of our online store will include:

Browsing

Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection.  By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product and Checking Out

To purchase products, consumers will simply click on the “add to cart” button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store.  To execute orders, consumers click on the “checkout” button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of wrapping and shipping options during the checkout process. Prior to finalizing an order by clicking the “submit” button, consumers will be shown  their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

To pay for orders, a consumer must use a credit card, which is authorized during the checkout process.  Charges are assessed against the card when the order is placed.  Our online store will use a security technology that works with the most common Internet.   We will be using 128-bit encoding encryption required by the U.S. for transactions occurring over the Internet.  As mentioned previously, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction.

Source of Products

We intend to purchase products from fishermen located in Dalian China.  Mr. Wang has experience in purchasing seafood and has and will continue to develop knowledge of reliable sources for seafood.   A portion of the purchase price we will charge our customer, between 40% and 70%, is used to acquire the seafood from the fishermen.   Mark-ups on new products will range from 15% to 200%.  The mark-up will be comparable with our competitors.  We will take each purchase on a case by case basis. The product will be acquired by us, repackaged in dry ice, and shipped for overnight delivery the next day.  Our plan is to repackage from a truck parked on or near the docks.

In order for us to ship our seafood, the customer will have ordered and paid for the same.  Once we receive the order, Mr. Wang will proceed to the docks; select the appropriate seafood; freeze if necessary; package; and, ship.   If the product can be shipped unfrozen but packaged in dry ice, we will do so.

Revenue

We intend to generate revenue from two sources on the website:

-            Revenues from the direct sale of seafood to customers.
-            Revenues from the sale of advertising space on our website.

Competition

The electronic commerce market is intensely competitive.  We expect competition to continue to intensify in the future.  Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

There are many companies offering the same services as we intend to offer.  Upon initiating our website operations, we will be competing with the foregoing.

Our industry is fragmented and regionalized.  In China, there are many Internet companies offering not only seafood on the Internet, but other food products as well.  Most of these companies are small boutique operations such as ours.  They are most prevalent in Hong Kong and Shanghi. Our competitive position within the industry is negligible in light of the fact that we have not started our operations.  Older, well established distributors of the products we intend to offer with records of success will attract qualified customers away from us.  Since we have not started operations, we cannot compete with them on the basis of reputation.  We do expect to compete with them on the basis of price and services in that we intend to be able to attract and retain customers by offering quality seafood at competitive pricing; and, will be responsive to all our customers’ needs.

Marketing

We intend to market our website in the United States through traditional sources such as trade magazines, newspaper advertising, and flyers/mailers.  We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us, which could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a start-up stage company and currently have no employees, other than our two officers.  We intend to hire additional employees on an as needed basis.

Offices

Our principal executive office is located at 21-2-6-1 Jin Hai Hua, Yuan Dong Yuan, XiGangQu, Dalian, China 116000 and our telephone number is 86-130-505-00108 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701.  Our office is located in Dalian, China in a small office which satisfies our current needs.   Our monthly rent is 65.00.   The term of the lease is month to month.  If we grow and more space is required, we intend to move our operations or rent additional space to supplement our existing facility.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

Currently, we are qualified to do business in Nevada and will be qualified to do business in China prior to commencing operations.  Other than Nevada and China we do not believe we will have to qualify to do business in any other jurisdiction.

In Nevada, we are required to pay an annual fee to the Nevada Secretary of State of $165.00 and a licensing fee of $240.00.  Nevada has no corporate income taxes.  That is why it is so attractive to do business there.

In China, we are required to register as a private enterprise.  A private enterprise is one which is privately funded, that is not state funded.  We intend to so register as soon as we complete our public offering.  The registration fee is 0.1% of our capital, or $0.01, however, there is a minimum fee of 50 RMB.  We will pay the minimum fee upon completion of our public offering.  In addition, we will pay a business tax of 3% of our net revenues.  Business tax rates in China are at a flat rate, but vary based upon the business.  While we pay 3%, entertainment companies pay 15%.

It is very important to remember in China that rules and regulations are conditioned upon satisfaction of Chinese “social interests”.  This allows for a subjective determination by the government when issuing licenses.  We intend to seek our license after we complete our public offering and are in a position to begin operations.  If we are unable to raise the minimum amount in this offering, we will not seek the license.

The majority of our revenues will be settled in RMB and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The Chinese laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties   Because of the legal uncertainties and because the majority of our assets may be located in the People’s Republic of China (the “PRC”), it may be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.   Further, in considering whether to enforce a foreign judgment in China, the court considers whether the judgment violates basic principles of the law of the PRC; its social interests; and ascertains that foreign judgment has validity.  If the court is not satisfied with the foregoing, the matter is referred back to the jurisdiction that rendered the judgment. The cost and likelihood of successfully enforcing a U.S. judgment in China is, in our opinion, remote at best.

MANAGEMENT

Officers and Directors

Our directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The namees, addresses, ages and positions of our present officers and sole director are set forth below:

Name and Address	Age	Position(s)
Zhihua Zhang	56	president, principal executive officer, principal
21-2-6-1 Jin Hai Hua		accounting officer, principal financial officer,
Yuan Dong Yuan		secretary, treasurer and a member of the board of
XiGangQu District, DaLian		Directors
LiaoNing, China 116000

Xinzou Wang	58	Vice President
21-2-6-1 Jin Hai Hua
Yuan Dong Yuan
XiGangQu District, DaLian
LiaoNing, China 116000

Zhihua Zhang has held her office/position since inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.  Zinzou Wang has held his position as vice president since October 1, 2010.

Background of our officers and directors

Zhihua Zhang, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors

Since our inception, June 29, 2010, Zhihua Zhang has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and our sole member of the board of directors.  Ms. Deng owns 100% of the outstanding shares of our common stock.  As such, she unilaterally decided that she was going to be one of our officers and sole director.  Her decision did not in any manner relate to her previous employments.  Her previous experience, qualifications, attributes or skills were not considered when she appointed herself as one of our officers and sole director.  For the past 15 years, Ms. Zhang has been a self employed business woman. Since  March 24, 2010, Zhihua Zhang has been president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, our sole member of the board of directors of Fortune Vacation Travel Inc., a Nevada corporation that has filed a Form S-1 registration statement with the SEC.  The registration statement has not been declared effective by the SEC.  From 1998 to 2006, Ms. Zheng was a part-time travel agent working for Gushan Travel and Haobing Travel all located in China.

Xinzou Wang, Vice President

Since October 1, 2010, Xinzou Wang has been our vice president.  Mr. Wang has been a purchasing agent for a small chain of Dalian seafood restaurants and a consultant on salmon farming in Dalian, China.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Dalian Seafood Enterprises Inc.

During the past ten years, neither Ms. Zhang nor Mr. Wang have been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which she was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Were found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

We believe Ms. Zhang and Mr. Wang will not be subject to conflicts of interest, since we will not acquire any additional properties. No policy has been implemented or will be implemented to address conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three years through July 31, 2010, to our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Zhihua Zhang	2010	0	0	0	0	0	0	0	0
President, Secretary,	2009	0	0	0	0	0	0	0	0
and Treasurer	2008	0	0	0	0	0	0	0	0

Xinzou Wang	2010	0	0	0	0	0	0	0	0
Vice President	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

As of the date hereof, we have not entered into an employment contract with our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

As of July 27, 2011, we have not paid any compensation to our officers.

The following table sets forth information with respect to compensation paid by us to our sole director during the last completed fiscal year.  Our fiscal year end is July 31.  Since July 31, 2010, no compensation of any kind has been paid to Ms. Zhang.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Zhihua Zhang	0	0	0	0	0	0	0

All compensation received by our officers and sole director has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and sole director.

We have no plans to pay any salaries to anyone until mineralized material is discovered and we begin selling the same.

As of July 31, 2011, we have not paid any compensation to our sole director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of her shares.

			Percentage of
		Number of Shares	Ownership
	Number of	After Offering	After the Offering
Name and Address	Shares Before	Assuming all of the	Assuming all of the
Beneficial Ownership [1]	The Offering	Shares are Sold	Shares are Sold
Zhihua Zhang	10,000,000	10,000,000	83.33%
21-2-6-1 Jin Hai Hua
Yuan Dong Yuan
XiGangQu District, DaLian
LiaoNing, China 116000

Xinzou Wang	0	0	0.00%
21-2-6-1 Jin Hai Hua
Yuan Dong Yuan
XiGangQu District, DaLian
LiaoNing, China 116000

All Officers and Directors	10,000,000	10,000,000	83.33%
as a Group (2 persons)

[1]	The person named above is a “promoter” as defined in the Securities Exchange Act of 1934. Ms. Zhang and Mr. Wang are our only promoters.

Future Sales by Existing Stockholders

10,000,000 shares of common stock were issued to Zhihua Zhang, our officer and sole director on July 5, 2009.  The 10,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Rule 144 permits unlimited public resales by non-affiliates of her shares six months after their acquisition, provided that current public information is available. After six months, affiliates may resell their shares in accordance with all of the Rule 144 requirements including: current public information; volume limitations (not more than 1% of the total outstanding shares every three months); sales must be made in broker’s transactions or with a market maker; and, filing a Form 144.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 10,000,000 shares of our stock are currently owned by one of our officers and sole director.  She will likely sell a portion of her stock, if it is beneficial for her to do so.  If she does sell her stock into the market, the sales may cause the market price of the stock to drop.

There is currently no public market for our shares of common stock and there is no assurance a public market will ever develop.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our present stockholders will own approximately 83.33% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur.  Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we conduct business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701.  Their telephone number is (727) 289-0010.

CERTAIN TRANSACTIONS

In July 2010, we issued 10,000,000 shares of restricted common stock to Zhihua Zhang, our president, in consideration of $10,000.

Zhihua Zhang, our president, has advanced $17,889 for our operations since inception.  The advances are not evidenced by any written documentation.  A portion of the proceeds of this offering will be paid to Ms. Zhang to reimburse Ms. Zhang for advances she made for legal services, accounting fees, fees due the transfer agent, printing expenses, and filing fees. Of the $17,889 paid by Ms. Zhang, $15,000 related to the foregoing items and will be repaid from the proceeds of the offering.  $2,889 did not relate to the foregoing items and accordingly will not be repaid from the proceeds of the offering.  With respect to the items not related to this offering, Ms. Zhang has agreed to accept repayment when we have sufficient funds to do so.  The advances by Ms. Zhang are interest free.

We use approximately10 square feet of office space at Ms. Zhang’s office for our office on a rent free basis.

Ms. Zhang is our only promoter.  She has not received and will not receive anything of value from us, directly or indirectly in her capacity as a promoter.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to July 31, 2010, included in this prospectus have been audited by MaloneBailey, LLP, Independent Registered Public Accounting Firm, 10350 Richmond Avenue, Suite 800, Houston, Texas 77042, telephone (713) 343-4200 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares of common stock being sold in this offering.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by MaloneBailey, LLP, Independent Registered Public Accounting Firm, 10350 Richmond Avenue, Suite 800, Houston, Texas 77042, telephone (713) 343-4200.

Our financial statements for the period June 29, 2010 (inception) to April 30, 2011 (Unaudited), immediately follow:

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)
BALANCE SHEET
(Unaudited)

	APRIL 30	JULY 31
	2011	2010

ASSETS

Current Assets
Cash	$7,450	$10,000
Total Current Assets	7,450	10,000

TOTAL ASSETS	$7,450	$10,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$4,500	$4,500
Due to related party	17,889	600

Total Current Liabilities	$22,389	$5,100

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock, $0.0001 par value; 75,000,000 shares authorized, 10,000,000 shares issued and outstanding	$1,000	$1,000

Additional paid-in Capital	9,000	9,000

Deficit accumulated during the development stage	(24,939)	(5,100)

Total Stockholders’ Equity (Deficit)	(14,939)	4,900

Total Liabilities and Stockholders’ Equity (Deficit)	$7,450	$10,000

See notes to financial statements

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

STATEMENT OF EXPENSES
(Unaudited)

			CUMULATIVE
			PERIOD FROM
	THREE	NINE	INCEPTION
	MONTHS	MONTHS	JUNE 29
	ENDED	ENDED	2010 TO
	APRIL 30	APRIL 30	APRIL 30
	2011	2011	2011

Revenue	$-	$-	$-

Expenses
Filing fees	-	39	639
Legal fees	-	15,000	15,000
Office expense	-	300	300
Professional fees	-	4,500	9,000
	-	19,839	24,939

Net Loss and Comprehensive Loss	-	(19,839)	(24,939)

Basic And Diluted Loss Per Common Share	$(0.00)	$(0.00)

Weighted Average Number Of Common Shares Outstanding	9,573,770	9,573,770

See notes to financial statements

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

STATEMENT OF CASH FLOW
(Unaudited)

			CUMULATIVE
			PERIOD FROM
	THREE	NINE	INCEPTION
	MONTHS	MONTHS	JUNE 29
	ENDED	ENDED	2010 TO
	APRIL	APRIL 30	APRIL 30
	2011	2011	2011

Cash Flows from Operating Activities
Net loss	$-	$(19,839)	$(24,939)

Adjustment to reconcile net loss to cash used by
Operating activities:
Accounts payable and accrued liabilities	-	-	4,500

Net cash used by operating activities	-	(19,839)	(20,439)

Cash Flows from Financing Activities
Proceeds from issuance of common shares	-	-	10,000
Due to related party	-	17,289	17,889

Cash flows provided by financing activities	-	17,289	27,889

Net increase( decrease) in cash and cash equivalent	-	(2,550)	7,450

Cash and cash equivalents, beginning of period	7,450	10,000	-

Cash and cash equivalents, end of period	7,450	7,450	7,450

See notes to financial statements

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1- ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in Nevada on June 29, 2010. The principal activity of the Company is planned to be a seafood farming enterprises. The Company is considered a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities”. The Company has its executive office in The People’s Republic of China.

The Company Fiscal year end is July 31.

NOTE 2- BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

NOTE 3- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. At April 30, 2011, the Company had cash of $7,450 and working capital and shareholders’ deficit of $14,939. Further, the Company has incurred a net loss of $24,939 for the period from June 29, 2010 (inception) to April 30, 2011. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to conduct a public offering of up to 2,000,000 shares of common stock at a price of $0.05 per share or $100,000 (minimum of 1,000,000 shares or $50,000). However, there is no assurance that the offering will be completed.

NOTE 4- RELATED PARTY TRANSACTIONS

As of April 30, 2011, the Company is indebted to the President of the Company for cash advances of $17,889. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dalian Seafood Enterprise, Inc.
(A Development Stage Company)
Dalian, China

We have audited the accompanying balance sheet of Dalian Seafood Enterprise Inc. as of July 31, 2010, and the related statements of expenses, cash flows and changes in stockholders’ deficit for the period from June 29, 2010 (inception) through July 31, 2010. These financial statements are the responsibility of Dalian’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Dalian is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Dalian’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dalian Seafood Enterprise Inc., as of July 31, 2010, and the results of its operations and its cash flows for the period from June 29, 2010 (inception) through July 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Dalian Seafood Enterprise Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Dalian has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

September 22, 2010

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

BALANCE SHEET

JULY 31, 2010

ASSETS

Current Assets
Cash	$10,000
Total Current Assets	10,000

TOTAL ASSETS	$10,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$4,500
Due to related party	600

Total Current Liabilities	5,100

COMMITMENTS AND CONTINGENCIES	–

STOCKHOLDERS’ EQUITY
Common Stock, $0.0001 par value; 75,000,000 shares authorized,
10,000,000 shares issued and outstanding	1,000

Additional paid-in Capital	9,000

Deficit accumulated during the development stage	(5,100)
Total Stockholders’ Equity	4,900

Total Liabilities and Stockholders’ Equity	$10,000

See notes to financial statements

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

STATEMENT OF EXPENSES

FOR THE PERIOD FROM JUNE 29, 2010 (INCEPTION) TO JULY 31, 2010

Revenue	$–

Expenses
Professional fees	4,500
Filing Fees	600

Total Expenses	5,100

Net Loss	$(5,100)

Basic and Diluted Net Loss per Share	$0.00

Weighted Average Number of Shares Outstanding, Basic and Diluted	5,937,500

See notes to financial statements

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 29, 2010 (INCEPTION) TO JULY 31, 2010

			Additional
	Common		Paid-in	Accumulated
	Stock	Amount	Capital	Deficit	Total

Balance – June 29, 2010	–	–	–	–	–

Issuance of common shares for cash
-July 12, 2010 at $.0001 per share	10,000,000	1,000	9,000	–	10,000

Net loss	–	–	–	(5,100)	(5,100)

Balance, July 31, 2010	10,000,000	$1,000	$9,000	$(5,100)	$4,900

See notes to financial statements

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

STATEMENT OF CASH FLOW

FOR THE PERIOD FROM JUNE 29, 2010 (INCEPTION) TO JULY 31, 2010

Cash Flows from Operating Activities
Net loss	$(5,100)

Changes in operating assets and liabilities
Accounts payable and accrued liabilities	4,500

Net cash used by operating activities	(600)

Cash Flows from Financing Activities
Proceeds from issuance of common shares	10,000
Due to related party	600

Cash Flows provided by financing activities	10,600

Net Increase in Cash and Cash Equivalents	10,000

Cash and cash equivalents, beginning of period	–

Cash and cash equivalents, end of period	$10,000

Supplemental disclosure of cash flow information:
Interest paid	$–
Income taxes paid	$–

See notes to financial statements

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1- ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in Nevada on June 29, 2010. The principal activity of the Company is planned to be a seafood farming enterprises. The Company is considered a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities”. The Company has its executive office in The People’s Republic of China.

The Company Fiscal year end is July 31.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

a)         Cash and Cash Equivalents

Cash consists of cash on deposit with a high quality major financial institution.

b)         Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)         Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities, and due to related party, approximate their fair value because of the short maturity of these instruments. The Company’s operations are outside the United States and some of its assets and liabilities have exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

d)         Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

e)         Foreign Currency Translation

The Company’s reporting and functional currency is the U.S. dollar. Non-U.S. dollar transactions are translated at the exchange rate prevailing at the time of the transaction. Non-U.S. dollar monetary assets and liabilities are translated at period-end exchange rates and exchange gains and losses are reflected in operations.

f)         Basic and Diluted Net Loss per Share

The Company reports loss per share in accordance with ASC 260, “Earnings per Share”. Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period (none for the periods presented). The Company has no stock option plan and has not issued any warrants or other potentially dilutive securities.

NOTE 3- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. At July 31, 2010, the Company had cash of $10,000 and working capital and shareholders’ equity of $4,900. Further, the Company has incurred a net loss of $5,100 for the period from June 29, 2010 (inception) to July 31, 2010. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4- RELATED PARTY TRANSACTIONS

At July 31, 2010, the Company is indebted to the President of the Company for cash advances of $600. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

NOTE 5- COMMON STOCK

On July 12, 2010, the Company sold 10,000,000 shares of common stock to its president and director at a price of $0.0001 per share for cash proceeds of $10,000.

The Company has no stock option plan and has not issued any warrants or other potentially dilutive securities.

DALIAN SEAFOOD ENTERPRISES INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 6- INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carry forwards expire beginning in 2030 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carry forward was $5,100 at July 31, 2010, which expires in 2030. The effective income tax rate for fiscal year 2010 is 35%.  The significant components of the deferred tax asset as of July 31, 2010 are as follows:

Net operating loss carry forwards	$1,785
Valuation allowance	(1,785)
Net deferred tax asset	$–

Until ________________, 2011, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$11.61
Printing Expenses	200.00
Accounting Fees and Expenses	14,088.39
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$40,000.00

ITEM 14.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which she may incur in her capacity as such, is as follows:

1.         Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.         Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.         Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.        RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Zhihua Zhang	July 5, 2010	10,000,000	Cash of $10,000
21-2-6-1 Jin Hai Hua
Yuan Dong Yuan
XiGangQu District, DaLian
LiaoNing, China 116000

We issued the foregoing restricted shares of common stock to Ms. Zhang pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Ms. Zhang took place outside the United States of America and Ms. Zhang is a non-US person as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.        EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
23.1	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1	Subscription Agreement.

ITEM 17.        UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused to this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dalian, China, on this 28th day of July, 2011.

DALIAN SEAFOOD ENTERPRISES INC.

BY:	ZHIHUA ZHANG
Zhihua Zhang
President, President, Principal Executive Officer,
Principal Accounting Officer, Principal Financial
Officer, Secretary/Treasurer and sole member of the
Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

ZHIHUA ZHANG	President, Principal Executive Officer,	July 28, 2011
Zhihua Zhang	Principal Accounting Officer, Principal
Financial Officer, Secretary, Treasurer and
sole member of the Board of Directors

EXHIBIT INDEX

Exhibit	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
23.1	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1	Subscription Agreement.